EXHIBIT 99.1

Contact:	F. Michael Johnson
Chief Financial Officer
(251) 431-7813

BANCTRUST ANNOUNCES NEW FLORIDA PRESIDENT

MOBILE, Ala. (June 26, 2009) - W. Bibb Lamar, Jr., President and CEO of BancTrust Financial Group, Inc. (Nasdaq Global Select: BTFG), is pleased to announce the appointment of James F. House as President of the Florida Region of the company's subsidiary bank, BankTrust. A seasoned banker, Mr. House brings 35 years of exceptional experience and a wealth of banking knowledge to BankTrust. Most recently, Mr. House served as a banking and financial consultant for several multi-billion dollar financial institutions. Prior to that, Mr. House was employed by SouthTrust Bank as Executive Vice President, General Bank, where he was responsible for the design and implementation of all commercial loan functions of the General Bank. He has also served as CEO of the Birmingham Market and overseen multiple regions for SouthTrust, including Alabama, Tennessee, Mississippi and Texas, representing over $2.2 billion in loans and $3.5 billion in deposits. Mr. House was in commercial lending for 19 years before becoming Chairman and CEO of SouthTrust Bank of Dothan, N.A. in 1993.

Mr. House is a graduate of the University of Alabama, where he earned a Bachelor of Science in Accounting, and Samford University, where he earned a Masters in Business Administration. He has been a guest lecturer for, and a member of the faculty of, the Alabama Banking School, and he has been a lecturer for and a member of the Alabama Bankers Association.

In addition to his professional activities, Mr. House is the former President of the L.O. Dawson Memorial Baptist Church Foundation and currently serves as a member of its Board and Investment Committee. He is also a member of the Board and Investment Committee for Phi Kappa Phi Foundation.

BankTrust is honored to have James F. House serve as its new Florida President.

About BancTrust Financial Group, Inc.

BancTrust Financial Group, Inc. is a registered bank holding company headquartered in Mobile, Alabama. The Company provides an array of traditional financial services through 41 bank offices in the southern two-thirds of Alabama and 10 bank offices in northwest Florida through its subsidiary bank, BankTrust. BancTrust's common stock is listed on the NASDAQ Global Select Market under the symbol BTFG.

Additional information concerning BancTrust Financial Group can be accessed at www.banktrustonline.com by following the link to investor relations.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning and subject to the protection of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the use of words such as "expect," "may," "could," "intend," "project," "schedule," "estimate," "anticipate," "should," "will," "plan," "believe," "continue," "predict," "contemplate" and similar expressions. Our ability to accurately project results or predict the future effects of our plans and strategies is inherently limited. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Our forward-looking statements are based on information presently available to management and are subject to various risks and uncertainties, in addition to the inherent uncertainty of predictions, including, without limitation, risks that competitive pressures among depository and other financial institutions may increase significantly; changes in the interest rate environment may reduce margins; general economic conditions may be less favorable than expected, resulting in, among other things, a further deterioration in credit quality and/or a reduction in demand for credit; legislative or regulatory changes, including changes in accounting standards and changes resulting from the recently enacted Emergency Economic Stabilization Act of 2008, American Recovery and Reinvestment Act of 2009 and programs enacted by the U. S. Treasury and BancTrust's regulators to address capital and liquidity concerns in the financial system, may adversely affect the business in which BancTrust is engaged; BancTrust may be unable to obtain required shareholder or regulatory approval or financing for any proposed acquisition or other strategic or capital raising transactions; costs or difficulties related to the integration of BancTrust's businesses may be greater than expected; deposit attrition, customer loss or revenue loss following acquisitions may be greater than expected; competitors may have greater financial resources and develop products that enable these competitors to compete more successfully than BancTrust can compete; and the other risks described in BancTrust's SEC reports and filings under "Cautionary Note Concerning Forward-Looking Statements" and "Risk Factors." You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. BancTrust has no obligation and does not undertake to publicly update, revise or correct any of its forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise.